As filed with the Securities and Exchange Commission on December 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AlphaTON Capital Corp

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clarence Thomas Building, P.O. Box 4649

Road Town, Tortola, British Virgin Islands, VG1110

(302) 219-5556

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wes Levitt CFO

c/o Portage Development Services Limited

1111B S Governors Ave, Ste 25907

Dove, Delaware, 19904

(302) 219-5556

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq. Stephen Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, Suite 2300 Philadelphia, PA 19103 (267) 675-4600	Michael Doyle Forbes Hare LLP 5 King’s Bench Walk Temple, London EC4Y 7DN United Kingdom +44 (0) 207 0143 225

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 3, 2025.

Prospectus

US$420,690,000

Ordinary Shares

Debt Securities

Warrants

Units

________________

We may offer, issue and sell from time to time up to US$420,690,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of any combination of our ordinary shares, debt securities and warrants and a combination of such securities, separately or as units, (collectively, the “securities”), in one or more offerings.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement.

Our ordinary shares trade on The Nasdaq Capital Market under the ticker symbol “ATON”. On December 2, 2025, the last reported sale price per share of our ordinary shares was $1.6603. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

________________

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND, IF APPLICABLE, ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is                      , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to US$420,690,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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MARKET PRICE INFORMATION

Our ordinary shares are currently listed on Nasdaq under the symbol “ATON.” On December 2, 2025, the closing price of our ordinary shares was US$1.6603 per share. The market price of ordinary shares could vary at any time.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

We will take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•	current and future economic and political conditions;

•	the risk that we may not secure additional financing or digital assets;

•	relevant government policies and regulations relating to our industry;

•	the uncertainty of our investment in TON and other digital assets;

•	the uncertainty around our immune-oncology business;

•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•	risks related to Telegram’s platform and ecosystem;

•	risks related to not being able to fully realize the anticipated benefits of our recent financing transactions;

•	our ability to service and repay our debt obligations;

•	risks from specific restrictions on our operations from our credit facility and other commercial agreements;

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

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•	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the year ended March 31, 2025, filed with the SEC on July 25, 2025, and in our Form 6-Ks filed with the SEC, which are incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page 8 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

We have two primary lines of business. On September 2, 2025, we entered into a private placement of securities, which closed on September 25, 2025 (the “Private Placement”), of approximately $36.2 million in gross proceeds to be able to enter into the digital asset industry with a focus on The Open Network (TON) token, “Toncoin” or “TON token”. Since 2019, we have been engaged in researching and developing immune oncology treatments.

Digital Asset Business

Our entry into the digital asset industry seeks to capitalize on the current change in regulation relating to, and the growing investor and consumer appetite for, digital assets; in particular, TON. We believe there is a current unique opportunity to invest in TON token by means of direct acquisition and long-term holding as a core treasury asset. This opportunity is founded on the increasing adoption of decentralized networks, the technological advancements underlying TON, and the expanding use cases for blockchain-based assets.

TON token is an especially compelling digital asset because it is currently the exclusive blockchain partner for the Telegram app, which is one of the top 10 most popular apps globally, hosting over 1 billion monthly active users. This partnership positions TON at the center of a vast and active user base, providing significant potential for ecosystem growth, adoption, and utility. The scalable architecture of TON, combined with its active developer community and integration with a major global platform like Telegram, enhances its prospects for broad adoption and long-term value creation.

Our objective through holding TON token is to provide shareholders with exposure to the potential appreciation of TON token and to participate in the development of the TON ecosystem. To achieve this, our general strategy for deploying our working capital is to immediately allocate 99% of our net cash proceeds from the Private Placement to the purchase of TON token (other than the $4 million allocated to our immune-oncology business), with the remaining 1% reserved for operational expenses and liquidity needs. We will acquire TON token through transactions on digital asset exchanges and through over-the-counter (OTC) arrangements, and direct purchases from qualified sellers, as appropriate. Our initial capital will be deployed upon availability, ensuring prompt exposure to TON token. Notwithstanding our objective, our acquisition of TON token may be influenced by market liquidity, regulatory considerations, or operational factors. We may also maintain a small portion of our capital in cash or cash equivalents to manage ongoing operational expenses.

In addition to our initial deployment, we plan to continue to raise funds to grow our treasury through private investment in public equity (PIPE) transactions, at-the-market (ATM) offerings, public offerings and other financings. These ongoing capital-raising efforts will support the continued accumulation of TON token as part of our yield-bearing treasury strategy.

For the TON token that we acquire, we will design and use liquidity management strategies for our cryptocurrency holdings, including staking protocols and yield optimization, as applicable. We intend to design and implement diversified digital asset portfolio allocation models as prudent in relation to our TON holdings so that we can manage risk and respond to evolving market conditions. We will conduct a regular review of emerging decentralized finance (“DeFi”) protocols and yield-generating opportunities for TON with institutional safeguards so as to enhance returns while maintaining appropriate risk controls and compliance with applicable regulations.

From the Private Placement, we acquired our first significant treasury tranche of approximately $30 million of TON and USD1 as of the closing of the Private Placement.

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Immune-Oncology Treatment Research and Development

In our immune-oncology activities, we have been seeking to advance treatments that we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost- effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

At this time, we have limited capital to fund our immune-oncology business activities. We have been exploring different funding alternatives. We expect to utilize approximately $4 million of the net proceeds of the Private Placement for our immune-oncology business. However, there is no assurance that there will be sufficient capital available for our immune-oncology activities, or available on satisfactory terms, to enable us to continue our immune-oncology business.

We are also exploring strategic alternatives for our immune-oncology business activities, which may include finding a partner for one or more of our assets, a sale of all or a portion of our immune-oncology assets, a sale of some of our research subsidiaries, corporate restructurings both in and out of court for all or some of our research subsidiaries, further financing efforts directed specifically for the immune-oncology business or other strategic actions.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see the section entitled “Where You Can Find More Information.” More information about us is also available through our website at www.alphatoncapital.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding ordinary shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Ownership of Our Shares” in our most recent annual report on Form 20-F for the year ended March 31, 2025, filed with the SEC on July 25, 2025, incorporated herein by reference.

Corporate Information

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Then, between 1986 and 2012, we were engaged in variety of businesses. Between 1986 to 2012, we went through several name changes ending with “Bontan Corporation Inc.” In December 2012, we decided to change the focus of our business activities and, in 2013, we began our business focus within the biotechnology sector. On June 4, 2013, we acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares. On July 5, 2013, we changed our name to “Portage Biotech Inc.” and moved our jurisdiction from Ontario, Canada, to the British Virgin Islands under a certificate of continuance issued by the Registrar of Corporate Affairs of the British Virgin Islands (“BVI”). Pursuant to our Amended and Restated Memorandum and Articles of Association (our “Charter”), we are a company limited by shares (company number 1784969), as described in our Charter. On August 11, 2025, we changed our name to “AlphaTON Capital Corp” in connection with our change of focus of our business activities to digital assets. On February 25, 2021, our ordinary shares began trading on the Nasdaq Capital Market under the symbol “PRTG” and, since September 4, 2025, have been trading under the symbol “ATON.”

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We are a BVI business company limited by shares with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Our United States agent is Brittany Kaiser, the Chief Executive Officer, whose business address is 1111B S Governors Ave Ste 25907, Dover, Delaware 19904. We currently are a foreign private issuer under the SEC rules. Our telephone number is (302) 219-5556. Our website address is www.alphatoncapital.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

Conventions that Apply to this Prospectus

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

•	“$,” “dollars,” “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States.

•	“BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

•	“BVI” are to the British Virgin Islands;

•	“Company,” “AlphaTON,” “AlphaTON Capital” “we”, “us”, or “our,” are to AlphaTON Capital Corp, a British Virgin Islands company, and to describing our consolidated financial information;

•	“Memorandum and Articles” or “Charter” are to the current Memorandum and Articles of Association of AlpaTON Capital Corp; and

•	“Ordinary Shares” are to the Ordinary Shares of AlphaTON Capital Corp, with no par value.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in the section titled “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, acquisitions of new technologies, products or businesses, and investments. We may also use a portion of the net proceeds from the sale of securities under this prospectus and any applicable prospectus supplement to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

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DIVIDEND POLICY

We may declare dividends on our ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the BVI Act, which permits the distribution of dividends as the board may authorize and declare a dividend to shareholders at such time and of such an amount as the board think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due only. Under our Memorandum and Articles of Association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Tax Considerations” for additional information.

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DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our Charter, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act (Revised Edition 2020), as amended (the “BVI Act”).

Share Capital

Pursuant to our Charter, we are authorized to issue an unlimited number of ordinary shares of no-par value. As of December 2, 2025, there were 8,187,488 ordinary shares outstanding. As of December 2, 2025, more than 10% of the outstanding shares were issued in exchange for certain cryptocurrency.

Meetings of shareholders

If our shareholders want us to hold a meeting of shareholders of the company, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, this 10% threshold may only be increased to a maximum of 30% and any such increase would require an amendment to the Charter.

Subject to our Charter, a meeting of shareholders of the company will be called by not less than ten days' written notice and no more than 60 days’ notice. Notice of every meeting of shareholders may be delivered electronically and will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy two or more shareholders entitled to vote at the meeting.

The directors may decide to hold a meeting of shareholders as a physical meeting or a virtual meeting or a hybrid meeting as set out in more detail in the Charter.

Voting rights

Holders of our ordinary shares have identical rights, including dividend and liquidation rights, except as otherwise expressly provided in our Charter or required by applicable law. On any matter that is submitted to a vote of our shareholders, holders of our ordinary shares are entitled to one vote per ordinary share.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, TSX Trust Company, which enters the names of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. In the case of a tie vote at a meeting of shareholders, the chairman shall be entitled to a second or casting vote.

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No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting by a majority vote.

Protection of minority shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the BVI Act or the constituent documents of the corporation, our Charter. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the Charter. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI Act or the provisions of the company's Charter, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the U.S.

Pre-emption rights

British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law, save to the extent they are expressly provided for in the Charter. There are no pre-emption rights applicable to the issuance of new shares by us under either British Virgin Islands law generally or our Charter more specifically.

Modification of rights

As permitted by British Virgin Islands law, and our Charter, we may vary the rights attached to our ordinary shares.

Transfer of shares

Subject to any applicable restrictions set forth in our Charter, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve. Shares may be held electronically and transferred electronically.

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The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine. If the directors were to refuse (or suspend) a transfer, then the directors should provide the transferor and transferee with a notice providing their reasons for the suspension. The directors may refuse or delay the registration of a transfer of shares if the transferor has failed to pay amount due in respect of those shares.

Changes in authorized ordinary shares

By resolution of our directors we may (i) consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares; (ii) sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; or (iii) create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Dividends

Subject to the BVI Act and our Charter, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the 'solvency test'. A company will satisfy the solvency test if (i) the value of the company's assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Share repurchases

As permitted by the BVI Act and our Charter, shares may be repurchased, redeemed or otherwise acquired by us provided that, immediately following the repurchase or redemption, we are satisfied we will pass the aforementioned solvency test.

We will require member consent before any share can be purchased, redeemed or otherwise acquired by us, save where such redemption is pursuant to certain statutory provisions, such as pursuant to section 179 of the BVI Act (redemption of minority shares) which allows for the holders of 90% or more of the votes to instruct the company to redeem the shares of the company held by the remaining shareholders.

Liquidation rights

As permitted by British Virgin Islands law and our Charter, a voluntary liquidator may be appointed under Part XII of the BVI Act if we satisfy the solvency test (as aforementioned save that it is satisfied if assets equal or exceed liabilities).

Board of directors

We are managed by a board of directors, which consisted of five directors at December 3, 2025. Our Charter provides that the board of directors may be established by the board of directors up to a maximum of 15 members.

Our shareholders may, pursuant to our Charter, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution of shareholders at any time remove any director before the expiration of his or her period of office with or without cause, and may, pursuant to our Charter, elect another person in his or her stead. Subject to our Charter, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a vacancy as long as the total number of directors (exclusive of alternate directors) does not at any time exceed the maximum number fixed by or in accordance with our Charter (if any) and one third times the number of directors to have been elected at the last annual meeting of shareholders. Our Charter does not permit directors to appoint alternate directors.

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There are no share ownership qualifications for directors, unless otherwise decided by a resolution of shareholders. Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

Unless the quorum has been otherwise fixed by the board, a meeting of our board of directors will be competent to make lawful and binding decisions if a majority of the directors are present or represented. Unless there are only two directors, in which case, the quorum shall be two. At any meeting of our directors, each director present is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors' present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall not have a second or deciding vote. Our board of directors may also pass written resolutions without a meeting by a majority vote.

The remuneration to be paid to the directors shall be such remuneration as the directors or shareholders shall determine through a resolution.

Issuance of additional ordinary shares

Our Charter authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Charter authorizes our board of directors from time to time to issue ordinary shares to the extent permitted by the BVI Act.

Changes in authorized shares

We are authorized to issue unlimited number of ordinary shares without par value, which will be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in issue. By resolution of directors we may:

•	consolidate and divide all or any of our unissued authorized shares into shares of a larger amount than our existing shares;

•	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; and

•	by resolution of shareholders we may create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Inspection of books and records

Under British Virgin Islands law holders of our ordinary shares will be entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Charter; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Charter, our board of directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

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Conflicts of interest

Pursuant to the BVI Act and the company's Charter, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on behalf of the company or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money laundering laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscribe for our ordinary shares. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (Revised Edition 2020) as amended. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Duties of directors

British Virgin Islands law provides that every director of the company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Anti-takeover provisions

The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals.

Voting rights and quorum requirements

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company's Charter and, in certain circumstances, the BVI Act. The articles of association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast. Under the Charter, a resolution of shareholders requires a majority vote of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

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Mergers and similar arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution approved, at a duly convened and constituted meeting of the shareholders of the Company, by the affirmative vote of a majority of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of amended association and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Shareholder suits

We are not aware of any reported class action or derivative action having been brought against the company in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate governance

British Virgin Islands laws do not restrict transactions between a company and its directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

Indemnification

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Charter provides for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Staggered board of directors

The BVI Act does not contain statutory provisions that require staggered board arrangements for a British Virgin Islands company and our Charter does not provide for a staggered board.

Differences in Corporate Law

The BVI Act differs from laws generally applicable to United States corporations and their shareholders. Set forth below is a brief summary of significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the United States. The discussion of the variations does not cover any requirements of a stock exchange, trading medium or any applicable securities laws.

Protection for Minority Shareholders.

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interest of minority shareholders may be declared null and void. See above for a discussion of the BVI Act provision relating to the protection of minority shareholders. The availability and interpretation of minority shareholder rights under British Virgin Islands law may differ from the position in the United States, even in relation to laws which may appear to be analogous. Similarly, the exercise and enforcement of such rights may involve seeking remedies under foreign law before a court or tribunal outside the United States, where the procedure and outcome may differ from what might apply or eventuate in a court in the United States.

The BVI Act also provides that shareholders of the company owning 90% of the votes entitled to be voted may cause the company to redeem the shares held by the remaining shareholders.

Powers of Directors.

The powers of directors under most US jurisdictions is similar to that of the BVI Act. Generally, the sale of the significant asset or combination of assets of a company requires the approval of the shareholders of a United States company. The directors of a British Virgin Islands company, subject in certain cases to the approval of the court (which will generally require shareholder approval), may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, if the board determines such transaction to be in the best interests of the company, its creditors, or its shareholders, with the exception that shareholder approval may be required for any sale, transfer, lease exchange or other disposition of more than 50% in value of the assets of the company other than in the usual or regular course of business of the company. The BVI Act, however, provides that the memorandum and articles of a company may exclude application of the above shareholder approval requirement for the disposition of 50% or more of the assets as set forth in Section 175 of the BVI Act. Our Charter incorporates the exclusion; therefore our directors may act to sell or otherwise dispose of any or all the assets of the company without restriction and without complying with section 175 of the BVI Act.

Although our Charter excludes the possibility of alternate directors, under the BVI Act, subject to the Charter any director of the company may in writing appoint another person, who need not be a director, to be his alternate, provided such person has consented in writing to be an alternate director. An alternate director has the same rights as the appointing director in relation to any director's meeting and any written resolution circulated for written consent. Every such alternate director shall therefore be entitled to attend meetings in the absence of the director who appointed him and to vote in the place of the director and sign written consents. Where the alternate is a director he shall be entitled to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing revoke the appointment of an alternate appointed by him. An alternate director may not be an officer of the company. The remuneration of an alternate director shall be payable out of the remuneration of the director appointing him and the proportion thereof shall be agreed between them. United States corporate laws does not provide for alternate directors.

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Conflict of Interests.

Similar to the laws of most United States jurisdictions, under the BVI Act when a director becomes aware of the fact that he has an interest in a transaction which the company is to enter into, he must disclose it to the board. With sufficient disclosure of the interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction. If there is required disclosure by a director, which is not made, then the transaction is voidable by the company, unless the transaction is one that is an ordinary course transaction of the company.

Written Consent and Cumulative Voting.

Similar to the laws of most U.S. jurisdictions, under the British Virgin Islands law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting.

Under corporate law in United States jurisdictions, the certificate of incorporation may provide for cumulative voting in an election of directors. The BVI Act does not make a specific reference to cumulative voting, and our current Charter has no provisions authorizing cumulative voting.

Independent Directors.

Similar to corporate law in Untied States jurisdictions, there is no requirement for a majority, or for that matter any, of the directors of the company to be independent under British Virgin Islands law. The regulations of a securities exchange on which securities of a company are listed often require independent directors.

Forfeiture of Shares.

Although we intend to only sell our shares upon receipt of the full purchase price, if shares are not fully paid, then under our Charter and the BVI Act any shares that are not fully paid are subject to forfeiture. The company has the right to demand full payment at any time, upon notice served on the shareholder stating the time and amount due, and advising the shareholder that if the payment is not made then the shares will be forfeited and cancelled. Any funds paid in respect of shares which are subsequently forfeited is non-refundable. Under United States corporate law, shares are usually required to be paid in full at the time of issuance.

Redemption and Treasury Shares.

Similar to the law of United States jurisdictions, a BVI company may purchase, redeem or otherwise acquire and hold its own shares in treasury or cancel them in such manner and upon such other terms as the directors may agree with the relevant shareholder(s). Also, similar to the law of Untied States jurisdictions, we may redeem our shares only with the consent of the shareholders whose shares are to be redeemed. The consent from the shareholders is not needed under the circumstances of the compulsory redemption, at the request of the shareholders holding 90% of the votes of the outstanding shares entitled to vote, of the remaining issued shares. Under the law of United States jurisdictions, shareholders with less than 10% (and in some cases 5%) of the outstanding shares may be forced to sell their shares to the company, upon a decision only of the board of directors.

Takeover Provisions.

The BVI Act does not provide anti-takeover measures, similar to some jurisdictions in the United States. Generally, our Charter does not introduce anti-takeover measures. For example, we have shareholder action permitted by written consent, directors may be removed with or without cause, and we do not have staggered board appointments. While we do not have any other class of equity authorized, which could have anti-takeover effect, we do have unlimited ordinary shares and could use them for an anti-takeover plan or action, such as a poison pill plan, which would have to be in place before a takeover offer is in contemplation, as, if not, the directors might be seen as exercising their powers for an improper purpose in trying to introduce such a measure.

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Notwithstanding the foregoing, the company could consider and adopt anti-takeover measures. Some of these require an amendment to our Charter, which would have to be approved by way of director and/or shareholder resolutions.

Shareholder's Access to Corporate Records.

Similar to the corporate laws in the United States, a shareholder is entitled, on giving written notice to the company, to inspect the company's (i) memorandum and articles of association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which he is a member. A shareholder is also entitled to copies of the records. Notwithstanding the foregoing, the directors may limit access to company records it is contrary to the company interests. However, where a shareholder is denied access to the company records, the shareholder may apply to the courts for an order to permit access and copying. In some jurisdictions in the United States, there has been limitations imposed on the scope of access to corporate records, and generally access is only for a legitimate purpose related to the position of being a shareholder.

Indemnification.

Similar to the corporate law in the United States, British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Charter provides for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability.

Mergers and Similar Arrangements.

The BVI Act provides for the merger and other combination arrangements for companies. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on a merger or consolidation even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid and the transaction not voidable, the interest must have been disclosed to the board forthwith upon him becoming aware of such interest. The transaction will not be voidable if the shareholders approve it.

Shareholders not otherwise entitled to vote on a merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive cash, debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

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After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissenter rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to represent fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and the shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Shareholders' Suits.

Similar to the corporate laws in the United States, the BVI Act permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available under British Virgin Islands law may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The British Virgin Islands does not have provision for "class actions." It does however provide for "representative action", whereby a representative may be appointed to represent parties with the same interest. In such cases those parties will typically be bound by any decision in the proceedings. The BVI Act specifically provides for the process by which a claim may be brought "derivatively" on behalf of a company by one of its shareholders. Importantly, proceedings may not be brought by a shareholder without leave of the court. The courts of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (i) whether the shareholder is acting in good faith. (ii) whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters. (iii) whether the proceedings are likely to succeed. (iv) the costs of the proceedings in relation to the relief likely to be obtained. and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

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Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act (Revised Edition 2020) as amended for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Anti-Takeover Effect of Authorized but Unissued Ordinary Shares

The BVI Act does not require shareholder approval for any issuance of our ordinary shares. The ordinary shares that may be issued under our Charter may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved ordinary shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their ordinary shares at prices higher than prevailing market prices.

The BVI Act does not make a specific reference to cumulative voting, and our current Charter has no provisions authorizing cumulative voting.

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DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any material U.S. federal income tax or foreign tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any

•	the anti-dilution provisions of the warrants, if any;

•	any redemption, put or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $420,690,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $420,690,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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•	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	any addition to or change in the covenants described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

•	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into ordinary shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

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Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

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Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

•	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

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Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

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DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	the material U.S. federal income tax considerations applicable to the units;

•	any material provisions of the governing unit agreement that differ from those described herein; and

•	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer,” will apply to each unit and to any ordinary shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of AlphaTON Capital, the trustees, the warrant agents, the unit agents or any other agent of AlphaTON Capital, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best effort basis for the period of its appointment.

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Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

SEC Registration Fee	US$	58,097.29
FINRA Filing Fee		63,603.50
Accounting Fees and Expenses(1)
Legal Fees and Expenses(1)
Financial Printing and Miscellaneous Expenses(1)
Total(1)	US$

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our Ordinary Shares. Each holder or a prospective holder of our Ordinary Shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences of the ownership and disposition of our Ordinary Shares. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our Ordinary Shares as a capital asset within the meaning of Section 1221 of the Code. The United States Internal Revenue Service (the “IRS”), may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of ownership or disposition of our Ordinary Shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our Ordinary Shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or non-United States law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, non-United States and United States federal estate and gift tax consequences of the ownership and disposition of our Ordinary Shares. In addition, this summary does not take into account any special United States federal income tax rules that may apply to a particular holder of our Ordinary Shares, including, without limitation, the following:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution or a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that holds our Ordinary Shares in a hedging transaction or as part of a straddle or a conversion transaction;

•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our Ordinary Shares;

•	certain former U.S. citizens and residents who have expatriated; or

•	a person who receives our Ordinary Shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of our Ordinary Shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

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•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our Ordinary Shares, you should consult your tax advisor.

Distributions

In general, subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to our Ordinary Shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Unless we maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that any distribution will generally be treated as a dividend for U.S. federal income tax purposes. Any dividends from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on our Ordinary Shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to our U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of our Ordinary Shares.

U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our Ordinary Shares are listed on Nasdaq, which is an established securities market in the United States, and are expected to be readily tradable. Thus, we expect that dividends paid on our Ordinary Shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.

Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our Ordinary Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Ordinary Shares. As discussed above, a U.S. Holder’s initial tax basis in our Ordinary Shares will generally equal the fair market value on the distribution date of such shares. Such gain or loss will be a long-term capital gain or loss if our Ordinary Shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to related companies, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets. We believe that we were a PFIC for the fiscal year ended March 31, 2018 and that we were a PFIC for the fiscal year ended March 31, 2025. We may have been a PFIC in other years and we may be a PFIC in the future.

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If we are a PFIC for any fiscal year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our Ordinary Shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying “deemed sale” election with respect to the Ordinary Shares. If such an election is made, the U.S. Holder will be deemed to have sold the Ordinary Shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition of our Ordinary Shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such Ordinary Shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our Ordinary Shares exceeds 125% of the average of the annual distributions on such Ordinary Shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our Ordinary Shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our Ordinary Shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our Ordinary Shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. However, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the Ordinary Shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

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Alternatively, a U.S. Holder of stock in a PFIC may make a so-called “Qualified Electing Fund” election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for prior fiscal years for those U.S. Holders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our Ordinary Shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the ownership and disposition of our Ordinary Shares, the consequences if we are or become a PFIC, any elections available with respect to our Ordinary Shares, and the IRS information reporting obligations with respect to the ownership and disposition of our Ordinary Shares.

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of Ordinary Shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a “Non-U.S. Holder.”

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our Ordinary Shares unless:

•	you conduct a trade or business in the United States; and

•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our Ordinary Shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

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If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our Ordinary Shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our Ordinary Shares, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

If you meet one of tests above, you generally will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our Ordinary Shares that are made in the United States or by a United States related financial intermediary may be subject to United States information reporting rules. In addition, U.S. Holders may be subject to United States federal backup withholding tax. U.S. Holders will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient; or

•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

British Virgin Islands Tax Considerations

Under the law of the British Virgin Islands as currently in effect, a holder of our Ordinary Shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our Ordinary Shares, and all holders of our Ordinary Shares are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or continued under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, securities of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties (unless such companies hold land in the BVI) or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (the “ESA”)

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The above legislation is aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have filed all our economic substance declarations when due in accordance with the requirements of the legislation. We are not currently subject to any requirements to establish economic substance in the BVI and given the nature of our business and assets at the current time, the ESA has little material impact on us and our operations. However, the legislation is still in its early stages and therefore remains subject to further clarification and interpretation.

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LEGAL MATTERS

We are being represented by Hogan Lovells US LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of ordinary shares has been passed on by Forbes Hare LLP.

EXPERTS

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2025, and for the year then ended, incorporated by reference in this prospectus have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements of AlphaTON Capital Corp and its subsidiaries as of March 31, 2024, and for the two years then ended, incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our Charter and by the BVI Act and common law. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by common law, the BVI Act, court procedures and other relevant regulation. The jurisprudence of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

Forbes Hare, our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Forbes Hare has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against us in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

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(i) the United States federal or state court had jurisdiction in the matter and we either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii) the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii) the judgment was not procured by fraud;

(iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Brittany Kaiser, our Chief Executive Officer, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our ordinary shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at www.alphatoncapital.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 25, 2025;

•	our Reports on Form 6-K filed with the SEC on, August 13, 2024, August 15, 2024, August 27, 2024, September 4, 2024, October 4, 2024, November 26, 2024, December 5, 2024, December 12, 2024, December 13, 2024, December 17, 2024, January 6, 2025, January 30, 2025, February 12, 2025, March 12, 2025, March 13, 2025, March 27, 2025, April 28, 2025, May 29, 2025, June 9, 2025, June 25, 2025, June 27, 2025, July 25, 2025, September 3, 2025, September 4, 2025, September 23, 2025, September 25, 2025, October 9, 2025, October 22, 2025, October 23, 2025, November 21, 2025, and November 26, 2025; and

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AlphaTON Capital Corp
1111B S Governors Ave Ste 25907

Dover, Delaware 19904

(302) 219 - 5556
Attention: Chief Financial Officer

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

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US$420,690,000

Ordinary Shares
Debt Securities
Warrants

Units

PROSPECTUS

, 2025

You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. In addition, a company may only indemnify a person who acted honestly and in good faith and in what he or she believed to be in the best interests of the company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

Our Charter provides that we may indemnify our directors, officers, agents or its liquidator (each an “Indemnifiable Person”) against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings if such Indemnifiable Person is or was a party or is threatened to be a party to proceedings by virtue of the fact he or she is or was a director, officer, agent or liquidator of the Company or is or was at the request of the Company serving as a director, officer, agent or liquidator or in another capacity for another entity. We may only indemnify an Indemnifiable Person if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at our request is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability. We currently maintain director and officer insurance.

II-1

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

3.1	Amended and Restated Memorandum of Association and Articles of Association of AlphaTON Capital Corp as filed in the British Virgin Island on August 11, 2025 - Incorporated herein by reference to Exhibit 3.1 to Form 6-K filed on September 3, 2025.

4.1	Form of Indenture**

4.2	Form of Certificate of Designation of Additional Class of Ordinary Shares*

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

4.5	Form of Unit Agreement*

4.6	Form of Unit*

5.1	Opinion of Hogan Lovells US LLP**

5.2	Opinion of Forbes Hare, Road Town, Tortola British Virgin Islands**

23.1	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm **

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm **

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)**

23.4	Consent of Forbes Hare (included in Exhibit 5.2)**

24.1	Power of Attorney (Set forth on Signature Page of Registration Statement)**

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939***

107	Filing Fee Table**

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, as applicable.
**	Filed herewith.
***	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

II-2

ITEM 10. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Determining Liability

That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Trust Indenture Act

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tortola, British Virgin Islands, on December 3, 2025.

ALPHATON CAPITAL CORP

By:	/s/ Brittany Kaiser
Brittany Kaiser,
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Brittany Kaiser and Wes Levitt, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Brittany Kaiser	Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2025
Brittany Kaiser

/s/ Wes Levitt	Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2025
Wes Levitt

/s/ Enzo Villani	Chairman of the Board	December 3, 2025
Enzo Villani

/s/ Steven Mintz	Director	December 3, 2025
Steven Mintz

/s/ Alexander Pickett	Director	December 3, 2025
Alexander Pickett

/s/ Michael Terpin	Director	December 3, 2025
Michael Terpin

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on December 3, 2025.

By:	/s/ Brittany Kaiser
Brittany Kaiser
Chief Executive Officer

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